EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated March 6, 2001 (except with respect to the matters discussed in the second paragraph of Note 1, as to which the date is March 14, 2001) included in this Form 8-K, into IVAX Diagnostics, Inc's previously filed registration statement on Form S-8 No. 333-48316.


ARTHUR ANDERSEN LLP

Miami, Florida,
  March 29, 2001